EXHIBIT 99.2


Contact: Susan B. Railey                                   FOR IMMEDIATE RELEASE
         (301) 468-3120
         Sharon Bramell
         (301) 468-3130


                 AIM 84 DECLARES FIRST QUARTER 2003 DISTRIBUTION
                              OF 16 CENTS PER UNIT

                 Includes Mortgage Proceeds of 14 Cents Per Unit


                            ------------------------


     ROCKVILLE, MD, March 21, 2003- - (AMEX/AIA) The general partner of American Insured Mortgage Investors (AIM 84) today declared a distribution for the quarter ended March 2003 in the amount of 16 cents per unit. The distribution will be paid on May 1, 2003 to holders of record on March 31, 2003.

The first quarter distribution of 16 cents per unit includes the following:

o    2 cents per unit regular cash flow; and

o 14 cents per unit representing 90% of HUD assignment proceeds received from the defaulted mortgage on Westbrook Apartments.